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                                  Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 2002, except for Notes 27 and 28, as to which the date is June 4, 2002, relating to the consolidated financial statements of Atlas Group Holdings Limited, which appears in the Current Report on Form 8-K/A (Amendment No. 1) of Right Management Consultants, Inc. dated June 4, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                 /s/ Deloitte & Touche
                                                 -------------------------------
                                                 DELOITTE & TOUCHE



London, England
June 14, 2002